                                                                  EXHIBIT 10.16


                          SOUTHFIRST BANCSHARES, INC.
                             STOCK OPTION AGREEMENT
                                     UNDER
                      1995 STOCK OPTION AND INCENTIVE PLAN
                              (SANDRA H. STEPHENS)


         THIS STOCK OPTION AGREEMENT ("Option Agreement") is made and entered into as of the 1st day of December, 2001, by and between SouthFirst Bancshares, Inc. (the "Company") and Sandra H. Stephens ("Participant"), an employee of First Federal of the South ("First Federal"), an Affiliate.

                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Company has adopted that certain SouthFirst Bancshares, Inc. Stock Option and Incentive Plan, approved by the shareholders of the Company on September 27, 1995 (the "Plan"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference. Pursuant to the terms of the Plan, the Board of Directors has selected Participant to participate in the Plan and desires to grant to Participant certain stock options to purchase shares of the Company's authorized common stock ("Stock"), subject to the terms and conditions hereinafter set forth; and

         WHEREAS, Participant desires to participate in the Plan and to receive stock options thereunder upon the terms of and in accordance with the Plan and this Option Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, the Acknowledgment attached hereto as Exhibit B and incorporated herein by this reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        1. INCORPORATION OF PROVISIONS

         This Option Agreement is subject to, and is to be construed in all respects in a manner which is consistent with, the terms of the Plan, the provisions of which are hereby incorporated by reference into this Option Agreement. To the extent that any terms contained herein are contrary to, or inconsistent with, the terms of the Plan, the terms of the Plan shall govern. Unless specifically provided otherwise, all defined terms used in this Option Agreement shall have the same meaning as in the Plan.

                              2. GRANT OF OPTION

         Subject to the further terms and conditions of this Option Agreement, Participant is hereby granted an incentive stock option to purchase 7,500 shares of Stock, effective as of the date first written above. This stock option is intended to be an ISO.

                           3. MARKET VALUE OF STOCK

The Board of Directors has determined, in good faith and in its best judgment, that the Market Value per share of Stock, as of the date the stock option is granted pursuant to this Option Agreement, is $9.92.

                                4. OPTION PRICE

         The Board of Directors has determined that the price for each share of Stock purchased under this Option Agreement shall be $ 9.92, the Market Value per share of Stock.

                           5. EXPIRATION OF OPTIONS

         The option to acquire Stock pursuant to this Option Agreement shall expire (to the extent not previously fully exercised) upon the first to occur of the following:

         (a) December 1, 2011;

         (b) The date which is three months following the date upon which Participant ceases Continuous Service with the Company, or any Affiliate, otherwise than as a result of a Change in Control of the Company or Participant's death, Permanent and Total Disability, Retirement, or termination for Cause;

         (c) The date upon which Participant ceases Continuous Service with the Company, or any Affiliate, other than as a result of termination for Cause, with respect to any portion of this option which is not then exercisable on the date Participant ceases his employment with the Company;

         (d) The date which is 60 days following the date upon which Participant ceases to be employed by the Company, or any Affiliate, by reason of a Change in Control of the Company;

         (e) The date which is the second anniversary of the date upon which Participant ceases to be employed by the Company, or any Affiliate, by reason of Participant's death;

         (f) The date which is the first anniversary of the date upon which Participant ceases to be employed by the Company, or any Affiliate, by reason of Participant's Permanent and Total Disability;

         (g) The date which is six months following the date upon which Participant ceases to be employed by the Company, or any Affiliate, by reason of Participant's Retirement; or

         (h) The date upon which Participant ceases to be employed by the Company, or any Affiliate, by reason of Participant's termination for Cause.

                             6. EXERCISE OF OPTION

         Unless options hereunder shall earlier lapse or expire pursuant to
Section 5 hereof, the option to acquire the aggregate number of 7,500 shares under this option may be first exercised on the dates and with respect to the aggregate number of shares subject to this Option Agreement as follows:

         (a)      On December 1, 2002, 1500 shares (20%);

         (b)      On December 1, 2003, 1500 shares (20%);

         (c)      On December 1, 2004, 1500 shares (20%);

         (d)      On December 1, 2005, 1500 shares (20%) and

         (e)      On December 1, 2006, 1500 shares (20%).

         To the extent such options become exercisable in accordance with the foregoing, Participant may exercise the stock option granted hereunder, in whole or in part, from time to time. The option exercise price may be paid by Participant either in cash or by surrender of other shares of Stock of the Company held by Participant. Participant, shall be given credit against the option exercise price hereunder for such shares surrendered equal to the Market Value on the day preceding exercise of the option.

                             7. MANNER OF EXERCISE

         The stock option granted hereunder may be exercised by written notice to the Company specifying the number of shares to be purchased and signed by Participant or such other person who may be entitled to acquire stock under this Option Agreement. If any such notice is signed by a person other than Participant, such person shall also provide such other information and documentation as the Committee may reasonably require to assure that such person is entitled to acquire Stock under the terms of the Plan and this Option Agreement.

                      8. RESTRICTIONS ON TRANSFERABILITY

         The stock option granted hereunder shall not be transferable by Participant, otherwise than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder ("QDRO"). Unless transferred pursuant to the terms of a QDRO, such stock option shall be exercisable during Participant's lifetime only by Participant.

             9. FURTHER RESTRICTIONS ON EXERCISE AND SALE OF STOCK

         No portion of the stock option granted hereunder shall be exercisable at any time during which there is not on file with the Securities and Exchange Commission an effective registration statement covering the option shares on Form S-8, or similar form promulgated by the Securities and Exchange Commission.

         Nothing contained in this section shall be construed to obligate the Company to, or to grant any right to the holder of the stock option granted hereunder to, cause the Company to file any registration statement; or, if any such registration statement is filed, to prepare any additional prospectus, to file any amendments to the registration statement, or to continue said registration statement in effect.

         If, at any time during which the stock option is otherwise exercisable according to its terms, there is no effective Registration Statement on file with the Securities and Exchange Commission covering the shares then acquirable hereunder, the Committee may, in its sole discretion, permit the stock option to be exercised by the holder, upon its satisfaction that the offer and sale of such option shares to the option holder is exempt in fact from the registration requirements of the Securities Act of 1933, as amended, and such state securities laws as shall be applicable, and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall deem necessary to determine and document the availability of any such exemption and may further condition such exercise upon such undertakings by the holder hereof or such restriction upon the transferability of the shares to be acquired hereunder as it shall determine to be necessary to effectuate and protect the claim to any such exemption.

                    10. REORGANIZATION AND RECAPITALIZATION

         In the event that dividends are payable in Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

         In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, all outstanding Awards shall be surrendered. With respect to each such surrendered Award, the Committee shall determine, subject to the vesting requirements of Sections 5 and 6 of this Option Agreement and Section 8(a) of the Plan, whether the holder of the surrendered Award shall receive

         (i) for each share then subject to an outstanding award, the number and kind of Shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

         (ii) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award.

         Any adjustment made hereunder shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code.

         IN WITNESS WHEREOF, the Committee has caused this Option Agreement to be executed by a duly authorized officer of the Company, and Participant has executed this Option Agreement as of the date first above written.


                                    SOUTHFIRST BANCSHARES, INC.


                                    By: /s/ Joe K. McArthur
                                       ----------------------------------------
                                       Name: Joe K. McArthur
                                       Title: Chief Executive Officer


ATTEST:


/s/ Teresa A. Weldon
--------------------------------
Secretary or Assistant Secretary


                                    "PARTICIPANT"


                                    By: /s/ Sandra H. Stephens
                                       ----------------------------------------
                                       Name: Sandra H. Stephens

                                   EXHIBIT A
                                  -----------


                          SOUTHFIRST BANCSHARES, INC.
                        STOCK OPTION AND INCENTIVE PLAN
                (APPROVED BY SHAREHOLDERS ON SEPTEMBER 27, 1995)
                            AS AMENDED AND RESTATED


         1.       Purpose of the Plan

         The purpose of this SouthFirst Bancshares, Inc. Stock Option and Incentive Plan, as amended and restated (the "Plan") is to advance the interests of SouthFirst Bancshares, Inc. (the "Company"), through providing select key Employees and Directors of the Association, the Company and their Affiliates with the opportunity to acquire Shares and participate in the equity of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company, the Association or any Affiliate to promote the success of the business.

         2.       Definitions

         As used herein, the following definitions shall apply.

                  (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company or the Association, as such terms are defined in Section 424(e) and (f), respectively, of the Code, and shall also include, as the context requires, the Company and the Association.

                  (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

                  (c) "Association" shall mean First Federal of the South, a Federal Savings Association.

                  (d) "Awards" shall mean, collectively, Options and SARs, unless the context clearly indicates a different meaning.

                  (e) "Board" shall mean the Board of Directors of the Company.

                  (f) "Change in Control" shall mean the occurrence of any one of the following events: (1) a change in the ownership, holding or power to vote more than 25% of the Association's or Company's voting stock, (2) a change in the ownership or possession of the ability to control the election of a majority of the Association's or Company's directors, (3) a change in the ownership or possession of the ability to exercise a controlling influence over the management or policies of the Association or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (except in the case of (1), (2) and (3) hereof, ownership or control of the Association or its directors by the Company itself shall not constitute a "Change in Control"), or (4) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Association (the "Continuing Directors") cease for any reason to constitute at least two-thirds of the members of such Board of Directors, provided that any individual whose election or nomination for election as a member of such Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" shall mean, as the case may be, either, a committee appointed by the Board in accordance with Paragraph 5(a) hereof or the Board.

                  (i) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

                  (j)      "Company" shall mean SouthFirst Bancshares, Inc.

                  (k) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave or absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, the Association or an Affiliate.

                  (l) "Director" shall mean any member of the Board or of the Board of Directors of an Affiliate, including any member of the Board or Board of Directors of an Affiliate who is serving as an Emeritus Director.

                  (m)      "Disinterested Person" shall mean any Non-Employee
Director.

                  (n) "Effective Date" shall mean the date specified in Paragraph 15 hereof.

                  (o) "Emeritus Director" means any Director of the Company appointed by the Board who is 72 years of age or older.

                  (p) "Employee" shall mean any person employed by the Company or an Affiliate.

                  (q) "Exercise Price" shall mean the price per Optioned Share at which an Option or SAR may be exercised.

                  (r) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (s) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

                  (t) "Non-Employee Director" means any member of the Board who is a `non-employee director' within the meaning of Rule 16b-3.

                  (u) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, but which is not intended to be, and is not identified as, an ISO.

                  (v) "Officer" means any officer of the Company or an Affiliate.

                  (w)      "Option" means an ISO and/or a Non-ISO.

                  (x) "Optioned Shares" shall mean Shares subject to an option granted pursuant to this Plan.

                  (y) "Participant" shall mean any person who receives an Award pursuant to the Plan.

                  (z) "Plan" shall mean the SouthFirst Bancshares, Inc. Stock Option and Incentive Plan, as amended and restated.

                  (aa) "Retirement" means termination of employment with the Company, other than upon death, Total and Permanent Disability, or for Cause (as defined in Section 8(c)), on or after the date of the 65th birthday of the retiring person, in the case of an Employee, or on or after the date of the 72nd birthday of the retiring person, in the case of a Director; provided that Retirement for any Emeritus Director means termination of his or her directorship, other than for Cause (as defined in Section 8(c)), on or after the date of the 75th birthday of such Emeritus Director.

                  (bb) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. .
(cc) "SAR" (or "Stock Appreciation Right") means a right to receive the appreciation in value, or a portion of the appreciation in value, from the date of grant, of a specified number of shares of Common Stock.

                  (dd) "Shares" means the shares of Common Stock reserved for issuance under the Plan.

         3.       TERM OF THE PLAN AND AWARDS

                  (a) Term of the Plan. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, unless sooner terminated pursuant to Paragraph 19 hereof. No Award shall be granted under the Plan after ten (10) years from the Effective Date.

                  (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed ten (10) years from the date of grant; provided, however, that in the case of the grant of an ISO to an Employee who owns shares representing more than 10% of the outstanding Common Stock of the Company at the time the ISO is granted, the term of such ISO shall not exceed five (5) years.

         4.       SHARES SUBJECT TO THE PLAN

                  (a) General Rule. Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares issuable pursuant to Awards shall be 83,000 Shares (10% of the shares of the Common Stock of the Company issued in the mutual-to-stock conversion of the Association.) Such Shares may either be authorized-but-unissued shares of Common Stock or shares of Common Stock held in treasury. If Awards shall expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

                  (b) Special Rule for SARs. The number of Shares with respect to which an SAR is granted, but not the number of Shares which the Company delivers or could deliver to an Employee or individual upon exercise of an SAR, shall be charged against the aggregate number of Shares remaining available under the Plan; provided, however, that in the case of an SAR granted in conjunction with an Option, under circumstances in which the exercise of the SAR results in termination of the Option and vice versa, only the number of Shares subject to the Option shall be charged against the aggregate number of Shares remaining available under the Plan. The Shares relating to an Option as to which option rights have terminated by reason of the exercise of a related SAR, as provided in Paragraph 10 hereof, shall not be available for the grant of further Options under the Plan.

         5.       ADMINISTRATION OF THE PLAN

                  (a) Administration by Entire Board or Committee. The Plan shall be administered by, either, the Board or by a committee appointed by the Board, which committee, if appointed, shall consist of not less than two
(2) members of the Board who are Disinterested Persons. Members of this committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed committee, the Plan shall be administered by the Board.

                  (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have the sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued and the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

                  (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option or SAR, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award.

                  The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

                  (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

                  (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company's Charter or By-Laws with respect to the indemnification of Directors.

         6.       GRANT OF OPTIONS

                  (a) General Rule. In its sole discretion, the Committee may grant Options to Employees of the Company or its Affiliates. Non-Employee Directors may be granted Options only in accordance with Paragraph 9 hereof.

                  (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this paragraph, the Committee may grant Options in excess of the foregoing limitation, in which case such Options granted in excess of which limitation shall be Options which are Non-ISOs.

         7.       EXERCISE PRICE FOR OPTIONS

                  (a) Limits on Committee Discretion. The Exercise Price as to any particular Option granted under the Plan shall be determined by the Committee but shall not be less than the Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns shares of Common Stock representing more than 10% of the Company's outstanding shares of Common Stock at the time an ISO is granted, the Exercise Price of such ISO shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

                  (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

         8.       EXERCISE OF OPTIONS

                  (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. However, the exercise of any Option granted hereunder shall be subject to, and shall not exceed, vesting at a rate of 20% a year, from the date of the Award, provided that (i) each Participant shall be 100% vested upon death or upon Permanent and Total Disability (as defined in Section 8 (c) below), (ii) each Participant shall be 100% vested upon Retirement, and (iii) each Participant shall be 100% vested upon the occurrence of a Change in Control event in accordance with
Section 11, below. An Option may not be exercised for a fractional Share.

                  (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice to the Company of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

                  (c) Period of Exercisability. Except to the extent otherwise provided by the Committee in the terms of an Agreement, an Option may be exercised by an Employee only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three
(3) months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Participant's Continuous Service terminates by reason of --

                  (1) "Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Association and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), in which case the Participant's rights to exercise such Option shall expire on the date of such termination;

                  (2) Death, in which case, 100% of the outstanding Options of the deceased Participant such Options having vested in their entirety as a consequence of the death of the Participant, as provided in Section 8(a), may be exercised within two (2) years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representative of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

                  (3) Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), in which case, 100% of the outstanding Options of the Permanently and Totally disabled Participant, such Options having vested in their entirety as a consequence of the Permanent and Total Disability of the Participant, as provided in Section 8(a), may be exercised within one (1) year from the date of such permanent and total disability, but not later than the date on which the Option would otherwise expire.

                  (4) Retirement, in which case 100% of the outstanding Options of the retiring Participant, such Options having vested in their entirety as a consequence of the Retirement of the Participant, as provided in Section 8(a), may be exercised within six (6) months from the date of the Participant's retirement, but not later than the date on which the Option would otherwise expire.

                  (5) Change in Control, in which case 100% of the outstanding Options of each Participant in the Plan shall become immediately exercisable in accordance with Section 11 of the Plan.

Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the vesting of such Option upon the occurrence of a vesting event set forth in Section 8(a).

                  (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

         9.       GRANTS OF OPTIONS TO NON-EMPLOYEE DIRECTORS

                  (a) Automatic Grants. Notwithstanding any other provisions of this Plan, each Director who is a Non-Employee Director, other than an Emeritus Director, on the Effective Date shall receive, on said date, Non-ISOs to purchase 4,150 Shares, at an Exercise Price per Share equal to the Market Value of the Common Stock on the date of grant.

                  (b) Terms of Exercise. Options received under the provisions of this Paragraph 9 may be exercised from time to time by (a) written notice to the Company of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and (b) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises Options pursuant to this Paragraph may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld; provided that to the extent not inconsistent herewith, such election otherwise complies with those requirements of Paragraphs 8 and 21 hereof.

         Options granted under this Paragraph shall have a term of ten (10) years, and may be exercised at any time and from time to time prior to their expiration only while the Participant is a Director of the Company, or within three (3) months after termination of the Participant's Continuous Service as a Director for reasons other than "Cause," death, "Permanent and Total Disability" or "Retirement" of the Director, or a "Change in Control" of the Company. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph may be exercised within one
(1) year from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Options shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire. Unless otherwise inapplicable or inconsistent with the provisions of this Paragraph, the Options to be granted to Directors hereunder shall be subject to all other provisions of this Plan, including the provisions of Section 8(c) relating to the period of exercisability if a Director's Continuous Service terminates for "Cause," "Permanent and Total

Disability" or "Retirement" and the provisions of Section 11 relating to the vesting and exercise of Options upon a "Change in Control" of the Company.

         10.      SARS (STOCK APPRECIATION RIGHTS)

                  (a) Granting of SARs. In its sole discretion, the Committee may from time to time grant SARs to Employees either in conjunction with, or independently of, any Options granted under the Plan. An SAR granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the SAR to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the SAR terminates the Option to the extent of the number of Shares with respect to which the SAR is exercised. Alternatively, an SAR granted in conjunction with an Option may be an additional right wherein both the SAR and the Option may be exercised. An SAR may not be granted in conjunction with an ISO under circumstances in which the exercise of the SAR affects the right to exercise the ISO or vice versa, unless the SAR, by its term, meets all of the following requirements:

                  (1)      The SAR will expire no later than the ISO;

                  (2) The SAR may be for no more than the difference between the Exercise Price of the ISO and the Market Value of the Shares subject to the ISO at the time the SAR is exercised;

                  (3) The SAR is transferable only when the ISO is transferable, and under the same conditions;

                  (4) The SAR may be exercised only when the ISO may be exercised; and

                  (5) The SAR may be exercised only when the Market Value of the Shares subject to the ISO exceed the Exercise Price of the ISO.

                  (b) Exercise Price. The Exercise Price as to any particular SAR shall not be less than the Market Value of the Optioned Shares on the date of grant.

                  (c) Timing of Exercise. Any election by a Participant to exercise SARs shall be made during the period beginning on the 3rd business day following the release for publication of quarterly or annual financial information and ending on the 12th business day following such date. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available. In no event, however, may an SAR be exercised within the six-month period following the date of its grant.

                  The provisions of Paragraph 8(c) regarding the period of exercisability of Options is incorporated by reference herein, and shall determine the period of exercisability of SARs.

                  (d) Exercise of SARs. An SAR granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the term of the Plan and of the Agreement granted to a Participant, provided that an SAR may not be exercised for a fractional Share. Upon exercise of an SAR, the Participant shall be entitled to receive, without payment to the Company except for applicable withholding taxes, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Agreement, a portion of the excess of) the then aggregate Market Value of the number of Optioned Shares with respect to which the Participant exercises the SAR, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, in the discretion of the Committee, in cash or in Shares valued at the then Market Value thereof, or any combination thereof.

                  (e) Procedure for Exercising SARs. To the extent not inconsistent herewith, the provisions of Paragraph 8(b) as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising SARs.

         11.      CHANGE IN CONTROL

                  (a) General Rule. Notwithstanding the provisions of any Award which provides for the exercise or vesting in installments, and for a period of sixty (60) days beginning on the date of such Change in Control, all Options and SARs shall be immediately exercisable and fully vested. With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

                  (b) Exception to General Rule. Notwithstanding subparagraph (a) of this Paragraph, in no event may an SAR be exercised, or an Option be canceled in exchange for cash, within the six-month period following the date of its grant.

         12.      EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN

                  (a) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the number and kind of Shares subject to outstanding Awards (and the Exercise Price thereof in the case of Options and SARs), shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of Shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of Shares, or similar event in which the number or kind of Shares is changed without the receipt or payment of consideration by the Company.

                  (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion, but subject to the vesting requirements of Section 8(a), determine whether the holder of the surrendered Award shall receive --

                  (1) for each Share then subject to an outstanding Award the number and kind of Shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options and SARs; or

                  (2) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award in the case of Options and SARs.

                  (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

                  (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different Shares of stock or securities, such new, additional, or different Shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

                  (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of Shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

         13.      NON-TRANSFERABILITY OF AWARDS

         Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

         14.      TIME OF GRANTING AWARDS

         The date of grant of an Award shall, for all purposes, be the date on which the Committee makes the determination for granting such Award. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

         15.      EFFECTIVE DATE

         The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote, cast either in person or by proxy, of not less than a majority of the Shares entitled to vote at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

         16.      MODIFICATION OF AWARDS

         At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of such Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award, or revise the terms of the Award, including the exercise price at which the Award was granted.

         17.      AMENDMENT AND TERMINATION OF THE PLAN

         With respect to any shares of stock at the time not subject to an award of Options or SARs under the Plan, the Board may at any time and from time to time, terminate, modify or amend the Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the number of shares for which Options or SARs may be granted under the Plan; (ii) extend the period during which Options or SARs may be granted or exercised; (iii) change the class of persons eligible for awards of Options or SARs; or (iv) otherwise materially modify the requirements as to eligibility for participation in the Plan. The Company's Board of Directors may also suspend the granting of Options or SARs pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option or SAR granted before such suspension or termination unless the affected participant consents in writing, to such modification or amendment or there is a dissolution or liquidation of the Company.

         18.      CONDITIONS UPON ISSUANCE OF SHARES

                  (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

                  (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an option or SAR, the Company may require the person exercising the Option or SAR to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

                  (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including, but not limited to, the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

         19.      RESERVATION OF SHARES

         The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         20.      WITHHOLDING TAX

         The Company's obligation to deliver Shares upon exercise of Options and/or SARs (or such earlier time that the Participant makes an election under Section 83(b) of the Code) shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold the Shares, or to deliver to the Company the Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         21.      NO EMPLOYMENT OR OTHER RIGHTS

         In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company, the Association, or any Affiliate of such corporations. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award, except to the extent provided in Paragraph 9(a). However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

         22.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that federal law shall be deemed to apply.

                                   EXHIBIT B
                                   ---------

                ACKNOWLEDGMENT OF CERTAIN AWARDS AND CONDITIONS

         In connection with the entry into of the Option Agreement to which this Acknowledgment of Certain Awards and Conditions (this "Acknowledgment") is attached, and as consideration for the issuance by the Company of the stock options evidenced thereby, I hereby acknowledge and agree that the terms and conditions below set forth shall be applicable to (i) all awards of stock options made to me under the Plan, as evidenced by the Option Agreement and
(ii) all other awards of stock options and other incentive awards, if any, previously made, or to be made, to me under the Plan, under the SouthFirst Bancshares, Inc. 1998 Stock Option and Incentive Plan, as amended and restated (the "1998 Plan"), and under the SouthFirst Bancshares, Inc. Management Recognition Plans "A" and "B" (the "MRPs"; the Plan, the 1998 Plan and the MRPs collectively referred to herein as the "Incentive Plans"). The stock options and other incentive awards referred to in subparts (i) and (ii) of this paragraph hereinafter collectively referred to as the "Awards". Capitalized terms used but not defined herein shall have the meanings given them in the Option Agreement.

         VESTING OF AWARDS

         Subject to the terms and conditions of the Incentive Plans, which I have had an opportunity to review, a portion of the Awards issued to me under the Incentive Plans will vest and will become exercisable, as applicable, all as more fully set forth in the Incentive Plans and/or the Award agreements entered into with the Company in connection therewith.

         TAX REIMBURSEMENT PAYMENT

         The MRPs authorize the MRP Committee to award a tax reimbursement payment ("TRP"), such TRP to be made to those employees who make certain tax elections with respect to the awards of restricted shares made under the MRPs. The TRP is a one time award and will only be available to me if I make the appropriate tax elections. The amount and payment of any TRP will be determined in the sole discretion of the Board of Directors. The purpose of the TRP is to offset certain of the state and federal tax liabilities arising as a result of the awards made under the MRPs, but only upon the appropriate tax elections being made by me.

         DIVIDEND INCENTIVE PLAN

         The Board of Directors has adopted the Dividend Incentive Plan, under which a bonus may be paid to me, in the sole discretion of the Board of Directors, based upon (i) any dividends declared by the Company and (ii) the number of shares remaining subject to unexercised options awarded under the Plan or the 1998 Plan. The general purpose of the Dividend Incentive Plan is to maintain the value of the employment incentive represented by the unexercised options.

Under the Dividend Incentive Plan, any such bonus may be paid to me (in the sole discretion of the Board of Directors), in the amount of the dividends that I would have otherwise received had the stock options been exercised. This bonus may be paid ( in the sole discretion of the Board of Directors), even though the options awarded have not yet vested.

         FORFEITURES

         Under the terms of the Plan, if I voluntarily terminate my service to or employment with the Company or First Federal, or if my employment is involuntarily terminated by the Company or First Federal for cause, I will only be entitled to that portion of the Awards which is vested at the date of termination. Further, any payments or distributions to made to me prior to such termination which are attributable to the non-vested portion of the Awards, including any payments made as a TRP or any payments made under the Dividend Incentive Plan, shall be forfeitable to, and shall be repaid by me to, the Company. Such forfeiture payment shall become immediately due and payable at the date of termination.

         ACKNOWLEDGMENT

         I hereby acknowledge that I was afforded an opportunity by representatives of management of the Company and First Federal, for a full discussion and understanding of the Awards discussed above, as well as of any payments made as a TRP or made under the Dividend Incentive Plan. I fully understand that these Awards or other payments do not constitute a contract, guarantee or obligation of the Company or First Federal for any future employment or engagement with the Company or First Federal. I, also, fully understand the consequences of my voluntary termination of my service to or employment with the Company or First Federal and the effects thereof on the Awards, on any payment of a TRP and on any payments made under the Dividend Incentive Plan, prior to full vesting of my rights and interests therein.



                      /s/ Sandra H. Stephens           (SEAL)
                  -------------------------------------
                         Name: Sandra H. Stephens

                               12/19/01                (DATE)
                  -------------------------------------


                                       2